Exhibit 11(i) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment Number 16 to the Registration Statement (Form N-1A No. 33-37525) and the related Prospectus and to the incorporation therein of our report dated January 23, 1998 with respect to the financial statements included in the Annual Report of The Wachovia Municipal Funds (Wachovia North Carolina Municipal Bond Fund, Wachovia Georgia Municipal Bond Fund, and Wachovia South Carolina Municipal Bond Fund).



By: ERNST & YOUNG LLP
    Ernst & Young LLP
    Pittsburgh, Pennsylvania
    March 11, 1998